FILED	FILING FEE: $50.00
THE OFFICE OF THE IN SECRETARY OF STATE OF THE STATE OF NEVADA MAR 7 1983	BY:	REVENUE MANAGEMENT, 1701 WEST CHARLESTON BOULEVARD SUITE 320 LAS VEGAS, NEVEDA 89102

_________ SECRETARY OF STATE

NO 1357-83

ARTICLES OF INCORPORATION

OF

BOBBY COMBS & ASSOCIATES, INC.

KNOW ALL MEN BY THOSE PRESENT:

That we, the undersigned, have this day voluntarily associated ourselves for the purpose of forming a corporation under and pursuant to the laws of the State of Nevada, and we hereby certify:

I

The name of the corporation will be:

BOBBY COMBS & ASSOCIATES, INC.

II

The principle office and place of business of this corporation shall be located at 1701 W. CHARLESTON BOULVARD, SUITE 320, LAS VEGAS, NEVADA 89102.

Offices for the transaction of business of this corporation where meetings of the Board of Directors and of the Stockholders may be held, may be established and maintained in any other state, territory or possession of the United States of America, or in any foreign country.

III

The nature of this business, objects and purposes proposed to be transacted, promoted or carried out by the corporation are:

a)	To engage in any lawful activity.

IV

The total authorized stock of the corporation shall consist of Two Thousand, Five Hundred (2,500) Shares, bearing no par value.

V

The initial number of Shareholders of this corporation shall be less than three (3) persons.

VI

The members of the governing Board of this Corporation shall be styled Directors. The number thereof at the inception of the corporation shall be one (1) or more. The number of Directors may, from time to time, be increased in such a manner as shall be provided by the By-Laws of the Corporation and the statutes of the state of Nevada. Directors need not be Shareholders, but shall be of full age, and at least one (1) shall be a citizen of the United States Of America. The name and address of the first Board of Directors, which shall consist of one (1) person, who shall hold office until his successor is duly elected and qualified is as follows:

NAME	POST OFFICE ADDRESS
Bobby Ray Combs	6669 Five Pennies Lane Las Vegas, Nevada 89120

VII

The Capitol Stock of the corporation, after the amount of Subscription price has been paid in money, property, and services, as the Directors shall determine, shall not be subject to assessment to pay the debts of the Corporation, nor for any other purpose, and no stock issued as fully paid, shall ever be assessable or assessed, and the Articles of Incorporation shall be amended in the particular.

VIII

The Corporation shall have perpetual existence.

IX

The name and address of the incorporators signing these Articles of Incorporation are as follows:

NAME	POST OFFICE ADDRESS
Bobby Ray Combs	2900 El Camino Avenue Las Vegas, Nevada 89102

IN WITNESS WHEREOF, The undersigned incorporators have executed these ARTICLES OF INCORPORATION, on this 3 day of March, 1983.

Bobby Ray Combs

STATE OF NEVADA	)
) ss:
COUNTY OF CLARK	)

On this 3 day of March, 1983, personally appeared before me, a Notary Public Bobby Ray Combs, who acknowledged that he executed the above and foregoing ARTICLES OF INCORPORATION.

NOTARY PUBLIC, in for said County and State.

FILED
IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
STATE OF NEVADA

SEP 26 1995
No. 1357 - 83
DEAN HELLER, SECRETARY OF STATE

Telephone (702) 687 - 5203 FAX (702) 687 - 3471 STATE OF NEVADA OFFICE OF THE SECRETARY OF STATE State Capitol Complex Canon City, Nevada 89710

Certificate of Revival Pursuar - NRS 78.730

For office use only above this line
1. The name of the corporation: Bobby Combs & Associates, Inc.

2. The name and address of the corporations resident agent.

Bobby Combs 6669 Five Pennies Circle Las Vegas, NV 89120 (Physical address of Resident Agent)	(Mailing address of Resident Agent) same

3. The date when the revival of the charter is to commence: September 12, 1995

4. Indicate whether or-not the revival is to be perpetual, and, if not perpetual, the time for which the revival is to continue. The corporation’s existence shall be: PERPETUAL or PERPETUAL.
(Time for which the revival is to continue.)

5. We I declare that the corporation desires to revive its corporate charter and is, or has been, organized and carrying on the business authorized by its existing or original charter and amendments thereto, and desires to continue through revival its existence pursuant and subject to the provisions of this chapter.

6. The names and addresses of the president secretary and treasurer and all of the corporation’s directors are as follows:

Bobby Combs	6669 Five Pennies Circles, Las Vegas, NV 89120
(president)	(address)

Bobby Combs
(secretary)	(address)

Bobby Combs
(treasurer)	(address)

Bobby Combs
(director)	(address)

__________________________________________________________________________________________.
(director) You may attach additional pages, if necessary.

The undersigned declare that they obtain _________ consent of all the stockholders of the corporation and that unanimous consent was secured and that they are _________ (s) designated or appointed by the stockholders of the corporation to revive the corporation

(Signature)	(Signature)

Signed and Sworn to (or assumed before me on)
	Sep/12/1995	by
	(date)		(name (s) of person(s) making statement)

(Notary stamp or seal)	Attach additional page(s), if necessary

FILED IN THE OFFICE OF THE SECRETARY OF STATE OF THE STATE OF NEVADA
RESTATED

ARTICLES OF INCORPORATION

OF

BOBBY COMBS & ASSOCIATES, INC.

On the 8th day of September 1995, pursuant to the Nevada Revised Statutes 78,320 and other applicable Nevada Revised Statutes, the Annual Meeting of Shareholders representing a majority of the holders was held. Whereas, there being shares validly issued and outstanding and entitled to vote, with a total voting power of 2,500 shares, shareholders voted either by proxy or in person 2,500 shares FOR, representing 100.00 % being a majority and 0 shares AGAINST, to RESTATE THE ARTICLES OF INCORPORATION OF BOBBY COMBS & ASSOCIATES, INC.

Therefore, the Corporation does by these presents Restate its Articles of Incorporation as follows:

FIRST: Name

The name of the corporation is BOBBY COMBS & ASSOCIATES, INC., (the “Corporation”).

SECOND: Registered Office and Agent.

The address of the registered office of the Corporation in the State of Nevada is 6669 Five Pennies Circles. Las Vegas. NV 89102. in the City of Las Vegas. County of Clark. The name and address of the Corporation’s registered agent in the State of Nevada is Bobby Combs, at said address, until such time as another agent is duly authorized and appointed by the Corporation.

THIRD: Purpose and Business.

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may now or hereafter be organized under the Nevada Revised Statutes of the State of Nevada, including, but not limited to the following:

(a)	The Corporation may at any time exercise such rights, privileges and powers, when not inconsistent with the purposes and object for which this Corporation is organized;

(b)	The Corporation shall have power to have succession by its corporate name in perpetuity, or until dissolved and its affairs would up according to law;

(c)	The Corporation shall have power to sue and be sued in any court of law or equity;

(d)	The Corporation shall have power to make contracts;

(e)
The Corporation shall have power to hold, purchase and convey real and personal estate and to mortgage or lease any such real and personal estate with its franchises. The power to hold real and personal estate shall include the power to take the same by devise or bequest in the State of Nevada, or in any other state, territory or country;

(f)	The Corporation shall have power ______appoint such officers and agents as the affairs of the Corporation shall require and allow them suitable compensation;

(g)
The Corporation shall have power to make bylaws not inconsistent with the constitution or laws of the United States, or of the State of Nevada, for the management, regulation and government of its affairs and property, the transfer of its stock, the transaction of its business and the calling and holding of meetings of stockholders;

(h)	The Corporation shall have the power to wind up and dissolve itself, or be wound up or dissolved;

(i)
The Corporation shall have the power to adopt and use a common seal or stamp, or to not use such seal or stamp and if one is used, to alter the same. The use of a seal or stamp by the Corporation on any corporate documents is not necessary. The Corporation may use a seal or stamp, if it desires, but such use or non-use shall not in any way affect the legality of the document;

(j)
The Corporation shall have the power to borrow money and contract debts when necessary for the transaction of its business, or for the exercise of its corporate rights, privileges or franchises, or for any other lawful purpose of its incorporation; to issue bonds, promissory notes, bills of exchange, debentures and other obligations and evidence of indebtedness, payable at a specified time or times, or payable upon the happening of a specified event or events, whether secured by mortgage, pledge or otherwise, or unsecured for money borrowed, or in payment for property purchased, or acquired, or for another lawful object;

(k)
The Corporation shall have the power to guarantee, purchase, hold, sell, assign, transfer, mortgage, pledge or otherwise dispose of the shares of the capital stock of any bonds, securities or evidence of indebtedness created by any other corporation or corporations of the State of Nevada. orany other state or government and, while the owner of such stock, bonds, securities or evidence of indebtedness, to exercise all the rights, powers and privileges of ownership, including the right to vote, if any;

(I)	The Corporation shall have the power to purchase, hold, sell and transfer shares of its own capital stock and use therefor its capital, capital surplus, surplus or other property or fund;

(m)
The Corporation shall have the power to conduct business, have one or more offices and hold, purchase, mortgage and convey real and personal property in the State of Nevada and in any of the several states, territories, possessions and dependencies of the United States, the District of Columbia and any foreign country;

(n)
The Corporation shall have the power to do all and everything necessary and proper for the accomplishment of the objects enumerated in its articles of incorporation, or any amendments thereof, or necessary or incidental to the protection and benefit of the Corporation and, in general, to carry on any lawful business necessary or incidental to the attainment of the purposes of the Corporation whether or not such business is similar in nature to the purposes set forth in the articles of incorporation of the Corporation, or any amendment thereof;

(o)	The Corporation shall have the power to make donations for the public welfare or for charitable scientific or educational purposes;

(p)	The Corporation shall have the power to enter partnerships, general or limited, or joint ventures, in connection with any lawful activities.

FOURTH: Capital Stock.

1.
Classes and Number of Shares. The total number of shares of all classes of Stock, which the Corporation shall have authority to issue is Sixty Million (60,000,000), consisting of Fifty Million (50,000,000) shares of Common Stock, par value of $0.001 per share (the “Common Stock”) and Ten Million (10,000,000) shares of Preferred Stock, which have a par value of $0.001 per share (the “Preferred Stock”).

2.	Powers and Rights of Common Stock

(a)
Preemptive Right. No shareholders of the Corporation holding common stock shall have any preemptive or other right to subscribe for any additional un-issued or treasury shares of stock or for other securities of any class, or for rights, warrants or options to purchase stock, or for scrip, or for securities of any kind convertible into stock or carrying stock purchase warrants or privileges unless so authorized by the Corporation;

(b)
Voting Rights and Powers. With respect to all matters upon which stockholders are entitled to vote or to which stockholders are entitled to give consent, the holders of the outstanding shares of the Common Stock shall be entitled to cast thereon one (1) vote in person or by proxy for each share of the Common Stock standing in his name.

(c)	Dividends and Distributions.

(i) Cash Dividends. Subject to the rights of holders of Preferred Stock, holders of Common Stock shall be entitled to receive such cash dividends as may be declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor;

(ii) Other Dividends and Distributions. The Board of Directors may issue shares of the Common Stock in the form of a distribution or distributions pursuant to a stock dividend or split-up of the shares of the Common Stock;

(iii) Other Rights. Except as otherwise required by the Nevada Revised Statutes and as may otherwise be provided in these Restated Articles of Incorporation, each share of the Common Stock shall have identical powers, preferences and rights. Including rights in liquidation;

3.
Preferred Stock. The powers, preferences, rights, qualifications, limitations and restrictions pertaining to the Preferred Stock, or any series thereof, shall be such as may be fixed, from time to time, by the Board of Directors in its sole discretion, authority to do so being hereby expressly vested in such Board.

4.
Issuance of the Common Stock and the Preferred Stock. The Board of Directors of the Corporation may from time to time authorize by resolution the issuance of any or all shares of the Common Stock and the Preferred Stock herein authorized in accordance with the terms and conditions set forth in these Restated Articles of Incorporation for such purposes, in such amounts, to such persons, corporations, or entities, for such consideration and in the case of the Preferred Stock, in one or more series, all as the Board of Directors in its discretion may determine and without any vote or other action by the stockholders, except as otherwise required by law. The Board of Directors, from time to time, also may authorize, by resolution, options, warrants and other rights convertible into Common or Preferred stock (collectively “securities.”) The securities must be issued for such consideration, including cash, property, or services, as the Board of Directors may deem appropriate, subject to the requirement that the value of such consideration be no less than the par value of the shares issued. Any shares issued for which the consideration so fixed has been paid or delivered shall be fully paid stock and the holder of such shares shall not be liable for any further call or assessment or any other payment thereon, ________ actual value of such consideration is not less than the par value of the shares ____ Board of Directors may issue shares of the Common Stock in the form of a distribution or ____ pursuant to a stock dividend or split-up of the shares of the Common Stock only to the then holders of the outstanding shares of the Common Stock.

5.  Cumulative Voting. Except as otherwise required by applicable law, there shall be no cumulative voting on any matter brought to a vote of stockholders of the Corporation.

FIFTH: Adoption of Bylaws.

In the furtherance and not in limitation of the powers conferred by statute and subject to Article Sixth hereof, the Board of Directors is expressly authorized to adopt, repeal, rescind, alter or amend in any respect the Bylaws of the Corporation (the “Bylaws”).

SIXTH: Shareholder Amendment of Bylaws.

Notwithstanding Article Fifth hereof the Bylaws may also be adopted, repealed, rescinded, altered or amended in any respect by the stockholders of the Corporation, but only by the affirmative vote of the holders of not less than seventy-five percent (75%) of the voting power of all outstanding shares of voting stock, regardless of class and voting together as a single voting class.

SEVENTH: Board of Directors.

The business and affairs of the Corporation shall be managed by and under the direction of the Board of Directors. Except as may otherwise be provided pursuant to Section 4 of Article Fourth hereof in connection with rights to elect additional directors under specified circumstances, which may be granted to the holders of any class or series of Preferred Stock, the exact number of directors of the Corporation shall be determined from time to time by a Bylaw or amendment thereto, providing that the number of directors shall not be reduced to less than two (2). The directors holding office at the time of the filing of these Restated Articles of Incorporation shall continue as directors until the next annual meeting and/or until their successors are duly chosen.

EIGHTH: Term of Board of Directors.

Except as otherwise required by applicable law, each director shall serve for a term ending on the date of the third Annual Meeting of Stockholders of the Corporation (the “Annual Meeting”) following the Annual Meeting at which such director was elected. All directors, shall have equal standing.

Notwithstanding the foregoing provisions of this Article Eighth each director shall serve until his successor is elect and qualified or until his death, resignation or removal; no decrease in the authorized number of directors shall shorten the term of any incumbent director; and additional directors, elected pursuant to Section 4 of Article Fourth hereof in connection with rights to elect such additional directors under specified circumstances, which may be granted to the holders of any class or series of Preferred Stock, shall not be included in any class, but shall serve for such term or terms and pursuant to such other provisions as are specified in the resolution of the Board of Directors establishing such class or series.

NINTH: Vacancies on Board of Directors

Except as may otherwise be provided pursuant to Section 4 of Article Fourth hereof in connection with rights to elect additional directors under specified circumstances, which may be granted to the holders of any class or series of Preferred Stock, newly created directorships resulting from any increase in the number of directors, or any vacancies on the Board of Directors resulting from death, resignation, removal or other causes, shall be filled solely by the affirmative vote of a majority of the remaining directors then in office even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of directors in which the new directorship was created or the vacancy occurred and until such director’s successor shall have been elected and qualified or until such director’s death, resignation or removal, whichever first occurs.

TENTH: Removal of Directors

Except as may otherwise be provided pursuant to Section 4 of Article Fourth hereof in connection with rights to elect additional directors under specified circumstances, which may be granted to the holders of any class or series of Preferred Stock, any director may be removed from office only for cause and only by the affirmative vote of the holders of not less than seventy-five percent (75% ) of the voting power of all outstanding shares of voting stock entitled to vote in connection with the election of such director, provided, however, that where such removal is approved by a majority of the Directors, the affirmative vote of a majority of the voting power of all outstanding shares of voting stock entitled to vote in connection with the election of such director shall be required for approval of such removal. Failure of an incumbent director to be nominated to serve an additional term of office shall not be deemed a removal from office requiring any stockholder vote.

ELEVENTH: Stockholder Action

Any action required or permitted to be taken by the stockholders of the Corporation must be effective at a duly called Annual Meeting or at a special meeting of stockholders of the Corporation, unless such action requiring or permitting stockholder approval is approved by a majority of the Directors, in which case such action may be authorized or taken by the written consent of the holders of outstanding shares of Voting Stock having not less than the minimum voting power that would be necessary to authorize or take such action at a meeting of stockholders at which all shares entitled to vote thereon were present and voted, provided all other requirements of applicable law and these Articles have been satisfied.

TWELFTH: Special Stockholder Meeting

Special meetings of the stockholders of the Corporation for any purpose or purposes may be called at any time by a majority of the Board of Directors or by the Chairman of the Board or the President. Special meetings may not be called by any other person or persons. Each special meeting shall be held at such date and time as is requested by the person or persons calling the meeting, within the limits fixed by law.

THIRTEENTH: Location of Stockholder Meetings.

Meetings of stockholders of the Corporation may be held within or without the State of Nevada, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision of the Nevada Revised Statutes) outside the State of Nevada at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws.

FOURTEENTH: Private Property of Stockholders.

The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatever and the stockholders shall not be personally liable for the payment of the corporation’s debts.

FIFTEENTH: Stockholder Appraisal Rights in Business Combinations.

To the maximum extent permissible under the Nevada Revised Statutes of the State of Nevada, the stockholders of the Corporation shall be entitled to the statutory appraisal rights provided therein, with respect to any Business Combination involving the Corporation and any stockholder (or any affiliate or associate of any stockholder), which requires the affirmative vote of the Corporation’s stockholders

SIXTEENTH: Other Amendments

The Corporation reserves the right to adopt, repeal, rescind, alter or amend in any respect any provision contained in these Restated Articles of Incorporation in the manner now or hereafter prescribed by applicable law and all rights conferred on stockholders herein are granted subject to this reservation

SEVENTEENTH: Term of Existence

The Corporation is to have perpetual existence

EIGHTEENTH: Liability of Directors.

No director of this Corporation shall have personal liability to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director or officers involving any act or omission of any such director or officer. The foregoing provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or, which involve intentional misconduct or a knowing violation of law, (iii) under applicable Sections of the Nevada Revised Statutes, (iv) the payment of dividends in violation of Section 78.000 of the Nevada Revised Statues or, (v) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Article by the stockholders of the Corporation shall be prospective only and shall not adversely affect any limitation on the personal liability of a director or officer of the Corporation for acts or omissions prior to such repeal or modification.

NINETEENTH: Name and Address of Incorporator.

The name and address of the incorporator of the Corporation is:

Bobby Ray Combs, 6669 Five Pennies Circles, Las Vegas, NV 89102.

I, BRUCE BARTON. Secretary of Bobby Combs & Associates. Inc., do hereby swear and affirm that the Restated Articles of Incorporation as contained herein are true and correct as adopted by a majority of shareholders on September __ 1995. Dated this 2nd day of October, 1995.

By:
BRUCE BARTON, SECRETARY

STATE OF NEVADA	)
	)	ss.
COUNTY OF CLARK	)

The undersigned Notary Public certified, deposes and states that BRUCE BARTON, personally appeared before me and executed the foregoing on behalf of the Corporation as its Secretary, this 1st day of October 1995.

Notary Public in and for said County and State

FILED IN THE OFFICE OF THE SECRETARY OF STATE OF THE STATE OF NEVADA OCT 13 1995

THIS FORM SHOULD ACCOMPANY AMENDED AND RESTATED
ARTICLES OF INCORPORATION FOR A NEVADA CORPORATION

1. Name of Corporation: BOBBY COMBS & ASSOCIATES, INC. (Corp. No. 1357-83)

2. Date of adoption of Amended and Restated Articles September 8, 1995

3. If the articles were amended, please indicate what changes have been made:

(a) Was there a name change? Yes ☐ No ☒ if yes, what is the new name?

(b) Did you change the resident agent? No. ☒ if yes, please indicate the new resident agent and address.

(c)  Did you change the purposes Yes ☒ No ☐. Did you add Banking ____,? Gaming? ___, Insurance? ___, None of these? ☒

(d) Did you change the capital stock? Yes ☒ No ☐. If yes, Indicate the charge?

OLD	NEW
2,500 Common Shares, No par value per share	50,000,000 Common Shares, Par value $.001 per share

10,000,000 Preferred Shares, par value $.001 per share

(e) Did you change the directors? No. ☒ If yes, indicate the change:

(f) Did you add the directors liability provisions? Yes ☐ No ☐.

(g) Did you change the period of existence? Yes ☐ No ☒. If yes, what is the new existence?

(h) If none of the above apply and you have amended or modified the articles, how did you change your articles?

By:
Bruce Barton, Secretary

Dated this 2nd day of October, 1995

STATE OF NEVADA	)
	)	ss.
COUNTY OF CLARK	)

The undersigned Notary Public certified, deposes and states that Bruce Barton personally appeared before me and executed the foregoing on behalf of the corporation this 2nd day of October, 1995.

/s/
Notary Public in and for said County and State

CERTIFICATE OF AMENDENT OF ARTICLES OF INCORPORATION

FILED IN THE OFFICE OF THE SECRETARY OF STATE OF THE STATE OF NEVADA OCT 23 1996	(After Issuance of Stock)	Filed by :

BOBBY COMBS & ASSOCIATES, INC.
Name of Corporation

We the undersigned	Paul W. Andre	and
President or Vice President

Sandra J. Andre	of	BOBBY COMBS & ASSOCIATES, INC.
Secretary or Assistant Secretary		Name of Corporation

do hereby certify:

That the Board of Directors of said corporation at a meeting duly convened, held on the 21st day of October, 1996, adopted a resolution to amend the original articles as follows:

Article One, s hereby amended to read as follows:

The name of the corporation is MEDIACONCEPTS, INC., (the Corporation).

The number of shares of the corporation outstanding and entitled to vote on a amendment to the Articles of Incorporation is 1.5 MM; that the said change(s) and amendment have been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

President or Vice President

Secretary or Assistant Secretary

State of California	)
	)	ss.
County of Riverside	)

On October 21, 1996, personally appeared before me, a Notary Public.

Paul W. Andre and Sandra J. Andre	, who acknowledged
Names of Persons Appearing and Signing Document
that they executed the above instrument.

Signature of Notary

(NOTARY STAMP OR SEAL)	RECEIVED OCT 23 1996 Secretary of States

3740CD

DEAN HELLER Secretary of State 202 North Carson Street Carson City, Nevada 89701-4201 (775) 684 5708 Website: secretaryofstate.biz	FILED # __________ MAR 01 2004 IN THE OFFICE OF DEAN HELLER SECRETARY OF STATE

Application for Reinstatement

ABOVE SPACE !S FOR OFFICE USE ONLY

Important: form for use only if old name is unavailable.

This application authorizes the office of the Secretary of State of Nevada to reinstate:

MEDIA CONCEPTS, INC.

(old name)

under the name of:

HIGH ROAD INTERNATIONAL, INC.

(new name)

This application is accompanied with the initial or annual list, the designation of the resident agent, and all fees and penalties.

(authorized signature)* CARMINE J. BUA, Secretary

If a corporation, this application shall be signed by an officer.
If a limited partnership, this application shall be signed by a general partner.
If a limited-liability company, this application shall be signed by a manager or a managing member.
If a limited-liability partnership, this application shall be signed by a managing partner.

Nevada Secretary of State Application for Reinstatement 2003
Revised on: 11/21/03

3740CD

DEAN HELLER Secretary of State 202 North Carson Street Carson City, Nevada 89701-4201 (775) 684 5708 Website: secretaryofstate.biz	FILED # __________ MAR 01 2004 IN THE OFFICE OF DEAN HELLER SECRETARY OF STATE

Certificate of Change of Resident Agent and/or Location of Registered Office

General instructions for this form:

1. Please print legibly or type; Black Ink Only.
    2. Complete all fields.
    3. The Physical Nevada address of the resident agent must be set forth;
PMB’s are not acceptable.	ABOVE SPACE IS FOR OFFiCE USE ONLY
4. Ensure that document is signed in signature fields.
5. Include the filing fee of $60.00.

HIGH ROAD INTERNATIONAL, INC.	1357-1983
Name of Entity	File Number

The change below is effective upon the filing of this document with the Secretary of State.

Reason for change: (check one) ☒ Change of Resident Agent ☐ Change of Location of Registered Office

The former resident agent and/or location of the registered office was:

Resident Agent:	Laughlin Associates, Inc.

Street No.:	2533 N. Carson St.

City, State, Zip:	Carson City, N V 89706

The resident agent and/or location of the registered office is changed to:

Resident Agent:	Laughlin International, Inc.

Street No.:	2533 N. Carson St.

City, State, Zip:	Carson City, N V 89706

Optional Mailing Address:

NOTE:	For an entity to file this certificate, the signature of one officer is required.

X Signature/Title CARMINE J. BUA, Secretary
Certificate of Acceptance of Appointment by Resident Agent

I hereby accept the appointment as Resident Agent for the above-named business entity.

X	3/1/04
Authorized Signature of R.A. or On Behalf of R. A. Company	Date

This form must be accompanied by appropriate fees.

Nevada Secretary of State RA Change 2003
Revised on: 11/13/03

DEAN HELLER Secretary of State RENEEL PARKER Chief Deputy Secretary of State PAMELA RUCKEL Deputy Secretary for Southern Nevada	STATE OF NEVADA OFFICE OF THE SECRETARY OF STATE	CHARLES E. MOORE Securities Administrator SCOTT W. ANDERSON Deputy Secretary for Commercial Recordings ELLICK HSU Deputy Secretary for Elections

Filing Acknowledgement

May 17, 2005

Job Number: C20050517-0427	Corporation Number C1357-1983

Filing Description Designation	Document Filing Number 20050181461-18	Date/Time of Filing May 17, 2005 09:26:42 AM

Corporation Name HIGH ROAD INTERNATIONAL, INC.	Resident Agent LAUGHLIN ASSOCIATES, INC.

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recordings Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

Respectfully, DEAN HELLER Secretary of State

Commercial Recording Division
202 N. Carson Street
Carson City, Nevada 89701-4069
Telephone (775) 684-5708
Fax (775) 684-7138

DEAN HELLER Secretary of State 204 North Carson Street, Suite 1 Carson City, Nevada 89701-4201 (775) 684 5708 Website: secretaryofstate.biz	Entity# C1357 - 1983
Document Number 20050181461-18
Date Filed: 8/27/2005 9:26:42 am In the office of

Dean Heller Secretary of State

Certificate of Designation (PURSUANT TO NRS 78.1956)

Important: Read attached instructions before completing form.	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Designation
For Nevada Profit Corporation
(Pursuant to  NRS 78.1956)

1.	Name of corporation:
High Road International, Inc.

2.
By resolution of the board of directors pursuant to a provision in the articles of incorporation, this certificate established the following regarding the voting powers, designations, preferences, limitations, restrictions and relative rights of the following class or series of stock:

Series A Preferred Stocks:

Each share of Series A Preferred may be exchanged for___________ ______ shares (“Exchanged Shares”). All Exchange Shares related to Series A Preferred Shares shall be subject to _______ _______ ____________ to the ________. For example,  if the Company were to undertake a ________ stock split, then the _____ of Exchange Shares received the _________ there would be ______, The holder of a Series A Preferred share shall not be ______ to any form of vote with respect to the Company.

3.	Effective date of ___ (optional): 5/17/0_
_____________________________________

4.	Officer Signature:	President

Filling Fee: $175.00

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filling to be rejected.

SUBMIT IN DUPLICATE

______________________________________________	_________________________________ ________

RESOLUTION
ADOPTED BY __________________
OF THE BOARD OF DIRECTORS OF
High Road International, Inc.
A Nevada Corporation

The undersigned, constituting a majority of the members of the Board of Directors of High Road International, Inc. a Nevada corporation (the “Company” or the “Corporation”), pursuant to Section 78.315 of the Nevada Revised Statues, as amended (the “Law”) hereby consent to the adoption of the following resolutions, effective as of May 17, 2005, by written consent in lists of a meeting of the Board of Directors:

WHEREAS, the Board of Directors is currently authorized to designate a class of preferred shares which are a part of the Company’s authorized capital, but as of the date of this resolution, have yet to be designated; and

WHEREAS, the Board believes that it is in the best interests of the Company to designate a Series A Preferred class of stock whereby each share of Series A Preferred would (i) convert into 195,250,000 common shares (ii) be subject to reverse stock splits and other changes to the common stock capital of the Company; and (iii) not carry any voting rights, whatever (hereinafter, items (i) through (iii) shall be referred to as the “Designation”);

THEREFORE BE IT RESOLVED, that pursuant to his ____ Written Consent, the board here by authorize the Designation.

RESOLVED FURTHER, that the officers of this corporation are hereby authorized to do ___ perform any and all such___, including execution of any and all documents and certificates, as said officers shall deem necessary or advisable, to carry out the purposes of the foregoing resolutions. A ___ copy of this resolution shall have the same legal effect as an original of the same.

RESOLVED FURTHER, that any actions taken by such officers prior to the data of the foregoing resolutions adopted hereby that are within the authority conferred thereby are hereby _____, confirmed and approved as the acts and deeds of this corporation.

CERTIFICATE

I hereby certify that the foregoing is a true and correct copy of a Resolution duly passed at a meeting of the Directors of High Road International, Inc. held on May 17, 2005 and that the said Resolution is now in full force and effect.

May 12, 2005
Dated
Chariman of the Board

DEAN HELLER Secretary of State RENEE L. PARKER Chief Deputy Secretary of State PAMELA RUCKEL Deputy Secretary for Southern Nevada	STATE OF NEVADA OFFICE OF THE SECRETARY OF STATE	CHARLES E. MOORE Securities Administrator SCOTT W. ANDERSON Deputy Secretary for Commercial Recordings ELLICK HSU Deputy Secretary for Elections

Certified Copy

June 30, 2005
Job Number:	C20050630-2037
Reference Number:	00000273152-00
Expedite:
Through Date:

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State’s Office, Commercial Recordings Division listed on the attached report.

Document Number(s)	Description	Number of Pages
20050260063-74	Amendment	1 Pages/1 Copies

By	Respectfully, DEAN HELLER Secretary of State Certification Clerk
Commercial Recording Division 202 N. Carson Street Carson City, Nevada 89701-4069 Telephone (775) 684-5708 Fax (775) 684-7138

DEAN HELLER Secretary of State 204 North Carson Street, Suite 1 Carson City, Nevada 89701-4299 (775) 684 5708 Website: secretaryofstate.biz	Entity # C1357 - 1983 Document Number: 20050260063 -74
Date Filed: 6/30/2005 12:01:45 PM In the office of Dean Heller Secretary of State

Certificate of Amendment (PURSUANT TO NRS 78.385 and 78.390)

Important: Read attached instructions before completing form.	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation: Global IT Holdings, Inc.

2. The articles have been amended as follows (provide article numbers, if available):
Article 3; The total number of shares of all shares of stock which the corporation shall have the authority to issue is Ten Billion Ten Million (10,010,000,000) shares, consisting of Ten Billion (10,000,000,000) shares of common stock; par value $0.001, and Ten Million (10,000,000) shares of preferred stock, par value $.001.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: 370,000.000.*

4. Effective date of filing (optional): ___________________________________________________________________________________________________________
(must not be less than 80 days after the certificate is filed)

5. Officer Signature (required):

* If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above Information and submit the proper fees may cause this filing to be rejected.

SUBMIT IN DUPLICATE

This form must be accompanied by appropriate fees. See attached fee schedule.	Nevada Secretary of State _____________ Amend 2003
Revised on: 11/03/03

DEAN HELLER Secretary of State 204 North Carson Street, Suite 1 Carson City, Nevada 89701-4299 (775) 684 5708 Website: secretaryofstate.biz.	Entity # C1357-1983 Document Number: 20050438441-21 Date Filed: 9/27/2005 4:02:21 PM In the office of

Dean Heller Secretary of State

Certificate of Amendment (PURSUANT TO NRS 78.385 and 78.390)

Important: Read attached instructions before completing form.	ABOVE SPACE !S FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation: Global IT Holdings, Inc.

2. The articles have been amended as follows (provide article numbers, if available):

Article 3: The total number of shares of all shares of Stock which the corporation shall have the authority to issue is Ten Billion Ten Million (10,010,000,000) shares, consisting of Ten Billion (10,000,000,000) shares of common stock, par value $.00001, and Ten Million (10,000,000) shares of preferred stock, par value $0.00001

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: 1,551,250,000.

4. Effective date of filing (optional): ________________________________________________________________________________________________________________
(must not be later than 80 days after the certificate is filed)

5. Officer Signature (required):
Craig Press, Senior Vice President and Chief Executive Officer

  * If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

SUBMIT IN DUPLICATE

This form must be accompanied by appropriate fees. See attached fee schedule.	Nevada Secretary of State _____________ Amend 2003
Revised on: 11/03/03

DEAN HELLER Secretary of State RENEE L. PARKER Chief Deputy Secretary of State PAMELA RUCKEL Deputy Secretary for Southern Nevada	STATE OF NEVADA OFFICE OF THE SECRETARY OF STATE	CHARLES E. MOORE Securities Administrator SCOTT W. ANDERSON Deputy Secretary for Commercial Recordings ELLICK HSU Deputy Secretary for Elections

Certified Copy

September 28, 2005
Job Number:	C20050928-0289
Reference Number:
Expedite:
Through Date:

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State’s Office, Commercial Recordings Division listed on the attached report.

Document Number(s)	Description	Number of Pages
20050438441-21	Amendment	1 Pages/1 Copies

By	Respectfully, DEAN HELLER Secretary of State Certification Clerk
Commercial Recording Division 202 N. Carson Street Carson City, Nevada 89701-4069 Telephone (775) 684-5708 Fax (775) 684-7138

DEAN HELLER Secretary of State 204 North Carson Street, Suite 1 Carson City, Nevada 89701-4299 (775) 684 5708 Website: secretaryofstate.biz	Entity # C1357 - 1983 Document Number: 20060383884 - 22 Date Filed: 6/15/2006 4:17:54 PM In the office of Dean Heller Secretary of State

Certificate of Amendment (PURSUANT TO NRS 78.386 and 78.390)

Important: Read attached instructions before completing form.	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation: Global IT Holdings, Inc.

2. The articles have been amended as follows (provide article numbers, if available):
A new article Twenty is added with the following provisions:
(a) An increase in the authorized capital stock of the Company can be approved by the Board of Directors without shareholder consent.
(b) A decrease in the issued and outstanding common stock of the Company (a reverse split) can be approved by the Board of Directors without shareholder consent.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: 50.33%.*

4. Effective date of filing (optional): _________________________________________________________________________________________________
(must not be less than 80 days after the certificate is ________

5. Officer Signature (required):
Ralph Tuzzolo, President

* If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, In addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series effected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above Information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.	Nevada Secretary of State _____________ Amend 2003
Revised on: 11/03/03